Exhibit 8.1

list of subsidiaries and consolidated affiliate entities

Outside PRC

Ascendium Group Ltd. (BVI)

Cyber Medical Networks Ltd. (HK)

Medstar Overseas Ltd. (BVI)

Concord Hospital Management Group Ltd. (HK)

Global Medical Imaging (Hong Kong) Ltd. (HK)

CCM (HONG KONG) Medical Investments Ltd. (HK)

Concord Medical Investment Management Ltd. (BVI)

China Medical Services Holdings Ltd. (HK)

US Proton Therapy Holdings Ltd. (BVI)

US Proton Therapy Holdings Ltd. (US)

PRC

Concord Healthcare Group Co., Ltd.

Shenzhen Aohua Medical Technology Development Co., Ltd.

Shanghai Taifeng Medical Technology Ltd.

Shanghai Meizhong Jaihe General Practice Center

Medstar (Shanghai) Enterprise Management Co., Ltd.

Tianjin Concord Medical Technology Limited

Medstar (Guangzhou) Medical Technology Services Ltd.

Jiaxue (Shanghai) Medical Technology Services Ltd.

Beijing Century Friendship Science & Technology Development Co., Ltd.

Beijing Proton Medical Center Co., Ltd.

Shanghai Concord Cancer Center

Shanghai Meizhong Jiahe Medical Image Diagnosis Limited

Shanghai Meizhong Jiahe Cancer Center

Shanghai Taizhi Medical Technology Services Ltd.

Beijing Yundu Internet Technology Co., Ltd.

Guangzhou Concord Cancer Center

Ningbo Jiahe Hospital Management Ltd.

Yinchuan Meizhong Jiahe Internet Hospital Ltd

Guangzhou Concord Medical Sci-Tech Innovation Center Ltd.

Guangzhou Meizhong Jiahe Medical Technology Services Ltd.

Beijing Healthingkon Technology Ltd.

Beijing Healthingkon Data Technology Ltd.

Beijing Concord Medical Technology Limited

Taizhou Concord Leasing Ltd.

Wuxi Concord Medical Development Ltd.

Wuxi Meizhong Jiahe Cancer Center

Guangzhou Concord Pharmacy Co., Ltd.

Shanghai Hexinkang Technical Service Co., Ltd.